UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2006
EATON PERSONAL INVESTMENT PLAN

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center
Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Benefit Plan Certifying Accountant
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EX-16 Letter

Item 4.01 Changes in Benefit Plan Certifying Accountant.
On May 9, 2006, the Eaton Personal Investment Plan (the “Plan”) terminated its client-auditor relationship with Ernst & Young LLP and appointed Meaden & Moore, Ltd as its employee benefit plan auditor. This change in auditor was approved by the Pension Administrative Committee, which administers the Plan.
The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Ernst & Young LLP.
During the Plan’s past two fiscal years, the principal accountant’s reports on the Plan’s financial statements have not contained an adverse report or disclaimer of opinion, or been qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Plan’s two most recent fiscal years and any subsequent interim periods, there have been no disagreements over any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Plan has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 9, 2006, is filed as Exhibit 16 to this Form 8-K.
During the Plan’s two most recent fiscal years and any subsequent interim period, no one acting on behalf of the Plan has consulted Meaden & Moore regarding (i) either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Plan’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.
The change in the accounting firm described above pertains only to the financial statements of the Plan and does not affect Ernst & Young’s engagement as the independent registered public accounting firm of Eaton Corporation.

Item 9.01 Financial Statements and Exhibits.
Exhibit 16   Letter from Ernst & Young LLP, dated May 9, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation

Date: May 11, 2006	/s/ Billie K. Rawot
Billie K. Rawot
Member, Pension Administrative Committee

Exhibit Index
Exhibit 16   Letter from Ernst & Young, LLP, dated May 9, 2006